Exhibit 10.4

SECURED PROMISSORY NOTE

$3,550,000.00	November 11, 2013

FOR VALUE RECEIVED, ACCELERA INNOVATIONS, INC., a Delaware Corporation (the “Maker”), promises to pay to Blaise J. Wolfrum, M.D., an Illinois resident (the “Seller”), the aggregate principal sum of $3,550,000.00, plus interest due hereunder, in each case at the times set forth below, and effective upon the payment of the purchase price set forth in Section 1.1.1.1 of the Agreement.

1.           Reference to Stock Purchase Agreement.  This Promissory Note (“Note”) has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement (“Agreement”), dated as of the date hereof, by and among the Maker, Seller, and Behavioral Health Care Associates, Inc. (“Company”), and is subject to the terms and conditions of the Agreement, which are by this reference incorporated herein and made a part hereof.  Capitalized terms used in this Note without definition shall have the meanings given to them in the Agreement.

2.           Payment of Principal.

Subject to the conditions set forth in this Note, as applicable, the outstanding principal balance shall be due and payable as follows:

(a)           Maker shall pay to Seller, One Hundred and Eighty (180) days from Closing, the amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000) in lump sum by wire transfer of immediately available funds; and, the unpaid balance of the Note, Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00), shall be paid by Maker to Seller as follows: Beginning three months after the payment in Section 1.1.1.2 of the Agreement is due, and every three months thereafter until the Note is paid in full, Maker shall pay to Seller, the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750.000.00) by wire transfer of immediately available funds.

(b)           This Note may be paid by Maker, in whole or in part, at any time prior to the date set forth for payment herein, without premium or penalty.  After all principal and interest owed pursuant to this Note have been paid in full, this Note shall be surrendered to the Maker for cancellation and shall not be reissued.

(c)           Maker’s obligation to pay the Note shall survive the death or disability of the Seller.  In the event of the death or disability of the Seller, Maker shall pay the Note to Seller’s duly appointed legal representative.

3.           Default.  The failure of Maker to make any payment when required hereunder shall be deemed an event of default (“Default”), which shall cause an increase in the interest rate hereunder to seven percent (7%) per year until cured.

Exhibit 10.4 -- Page 1

4.           Miscellaneous.

(a)           Principal and interest due hereunder shall be payable in lawful money of the United States of America.

(b)           Notwithstanding anything to the contrary set forth herein or in any other document or agreement entered into in connection with the Agreement, the Maker’s obligations under this Note are absolute and unconditional; and, without limiting the generality of the foregoing, the Maker agrees not to raise any defense to the payment of this Note or bring any other claim or dilutory plea with respect to such payment, including, but not limited to, set-off.

(c)           No delay or omission on the part of the Seller in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

(d)           Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

(e)           Any notice required or permitted to be given hereunder shall be given in accordance with the Agreement.

(f)           This Note shall not be assigned or transferred by the Seller or Maker without the express prior written consent of the other party.

(g)           Notwithstanding anything to the contrary set forth herein, this Note shall be binding on any successors and assigns of the holder of this Note and the Maker.

(h)           If interest payable under this Note is in excess of the maximum permitted by law, then the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

(i)           This Note shall be governed and construed in accordance with the internal laws of the State of Illinois.

(j)           Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Note may be brought against any of the parties in the courts of the State of Illinois, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Illinois, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

(k)           The non-prevailing party in any action or proceeding to enforce this Note shall pay the costs, expenses and fees (including reasonable attorneys’ fees) of the prevailing party in such action or proceeding.

(l)           This Note is secured by a Security Agreement of the same date.

Exhibit 10.4 -- Page 2

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first written above.

ACCELERA INNOVATIONS, INC.

          /s/Geoffrey Thompson
By:  Geoffrey Thompson
Its:  Chairman of the Board of Directors

Exhibit 10.4 -- Page 3